EXHIBIT 99.3

THERMON INDUSTRIES, INC.

OFFER FOR ALL OUTSTANDING

9.500% SENIOR SECURED NOTES DUE 2017

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

9.500% SENIOR SECURED NOTES DUE 2017

AND THE RELATED SUBSIDIARY GUARANTEES

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2010

To our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2010 (the “Prospectus”) and accompanying Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Thermon Industries, Inc. (“Thermon”) to exchange its 9.500% Senior Secured Notes due 2017 and related subsidiary guarantees which have been registered under the Securities Act of 1933, as amended, (individually a “New Note” and collectively, the “New Notes”), for a like principal amount at maturity of Thermon’s issued and outstanding 9.500% Senior Secured Notes due 2017 and related subsidiary guarantees (individually an “Old Note” and collectively, the “Old Notes”), upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus and the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Old Notes by book-entry transfer of the Old Notes into the exchange agent’s account at The Depository Trust Company.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010 unless extended by Thermon. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to Thermon will be paid by Thermon, except as otherwise set forth in the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2010 unless extended by Thermon.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Thermon with respect to the Old Notes.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

Please take action with respect to the Old Notes held by you for my account as indicated below:

☐	Please tender the Old Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD NOTES

9.500% Senior Secured Notes due 2017: $

☐	Please do not tender any Old Notes held by you for my account.

Dated: , 2010

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any New Notes acquired in exchange for Old Notes tendered hereby will have been acquired in the ordinary course of its business of the person receive such New Notes, (ii) neither the holder of such Old Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of such New Notes in violation of the Securities Act, (iii) neither the holder of such Old Notes nor any such other person is holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering, and (iv) the holder is not an “affiliate” of Thermon. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes to be exchanged for the new Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

THERMON INDUSTRIES, INC.